ELEVATION SERIES TRUST 485BPOS

Exhibit 99(q)(1)

POWER OF ATTORNEY

I, the undersigned trustee of the Elevation Series Trust (“Trust”), hereby severally constitute and appoint Bradley Swenson, Nicholas Adams, and Anne Berg as my true and lawful attorneys-in-fact and agents with full power in each of them of substitution and resubstitution in my name, place and stead, to sign any and all Registration Statements of the Trust and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, under the Investment Company Act of 1940, and the Securities Exchange Act of 1933, on behalf of the Trust, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. This Power of Attorney was signed by me to be effective June 23, 2026.

SIGNATURE	TITLE

Steven Norgaard	Trustee

Kimberly Storms	Trustee

Corey Dillon	Trustee